INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Syms Corp on Form S-3 of our report dated April 28, 1997, including in the Annual Report on Form 10-K of Syms Corp for the year ended March 1, 1997, and to the use of our report dated April 28, 1997, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


New York, New York
November 21, 1997